EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267865 on Form S-3 of our report dated February 23, 2024, relating to the financial statements of Nevada Power Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 23, 2024